Item 77Q (1) - Copies of any new or amended investment advisory
Contracts

Amendment to Investment Sub-Advisory Agreement between
AdvisorShares Investments, LLC and Baldwin Brothers Inc. is incorporated herein by reference to Post-Effective Amendment
No. 96 to the Registration Statement on Form N-1A (Accession No.
0001144204-14-053413) ("PEA 96") as filed with the U.S.
Securities and Exchange Commission (the "SEC") on August 29, 2014.

Investment Sub-Advisory Agreement between AdvisorShares Investments, LLC and Morgan Creek Capital Management, LLC is incorporated herein by reference to Post-Effective Amendment No. 97 to the Registration Statement on Form N-1A (Accession No. 0001144204-14-064057) ("PEA 97") as filed with the SEC on
October 30, 2014.